Second Quarter Fiscal Year 2020 May 4, 2020 Investor Relations

This presentation is intended exclusively for investors. It is not intended for use in Sales or Marketing. Forward-Looking Statements Except for historical information, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning the company’s long-term growth and value creation strategies, future orders, backlog, liquidity, capital allocation priorities and the anticipated impact of the COVID-19 pandemic on our business; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “well-positioned,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the future impact of the COVID-19 pandemic on our business, including but not limited to, the impact on our workforce, operations, supply chain, demand for our products and services, and our financial results and condition; our ability to successfully manage the challenges associated with the COVID-19 pandemic; our ability to achieve expected synergies from acquisitions; risks associated with integrating recent acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; recent and potential future tariffs or a global trade war; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company’s proton solutions business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges related to entering into new business lines; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our Form 10-K for the year ended September 27, 2019 and subsequent Forms 8-K and 10-Q filed with the Securities and Exchange Commission. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise. Reconciliations to GAAP financials can be found in our earnings press release at www.varian.com/investors and the appendix to this presentation. Varian has not filed its Form 10-Q for the year ended April 3, 2020. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments, completion of purchase accounting, or changes in accounting estimates, that are identified prior to the time the company files the Form 10-Q. Medical Advice Disclaimer Varian as a medical device manufacturer cannot and does not recommend specific treatment approaches. Individual treatment results may vary. 2

Agenda Q2 FY 2020 earnings 1. Second Quarter Results 2. Total Company Performance 3. Segment Performance 4. Appendix VARIAN CONFIDENTIAL/ PROPRIETARY: DISCLOSED SOLELY FOR IMMEDIATE RECIPIENT ONLY

Overview

Q2 FY 2020 key financial metrics $M Q2 Y/Y • Orders and revenues growth reflect the spread Oncology Orders1 $773 1% of COVID-19 across the globe Revenues $794 2% Oncology $761 2% • Subsequent to March 9 announcement, Proton Solutions $22 (32%) Americas and EMEA revenues were impacted Other $12 n/a by approximately $30 million, offset by improving performance in China and South GAAP Operating Earnings $55 (50%) Korea % of Revenues 6.9% Non-GAAP Operating Earnings $103 (14%) • Maintaining fiscal discipline while continuing to % of Revenues 12.9% prioritize key R&D and productivity programs to support long-term growth GAAP EPS $0.47 (51%) Non-GAAP EPS $0.85 (19%) Cash Flows from Operations $22 n/m Note: Unless noted otherwise, all ‘Orders’ reflect Gross Orders, all growth rates are in dollars and year on year, and 5 basis points (bps) are rounded to the nearest tens. N/M: not meaningful. (1) +2% orders growth in constant currency within the quarter.

Long-term growth and value creation strategy Focusing on these Strategic enablers will deliver core business growth, global expansion and new opportunities Innovate in radiation therapy Leverage artificial intelligence, machine learning and Global Leader cloud solutions Global Leader in in Radiation Multidisciplinary Therapy Cancer Care Grow emerging geographies, businesses and Solutions technologies Improve operational, financial, and capital efficiency 6

Executing on long-term growth strategy

Innovate
in Radiation Therapy

KEY METRICS

- Global market leader
  >50% share in RT market growing +6%[1]
- +1% Oncology orders growth (2% cc)
  in the quarter; TTM growth of +5% (6% cc)
- Net installed base +4% (+342 units)
  Total installed base of 8,634 units
- 15 Ethos units ordered in Q2
  5 sites clinical globally

KEY ACCOMPLISHMENT

- FDA 510(k) Approval for Ethos
  11 orders in Americas

Leverage
Artificial Intelligence, Machine Learning, and Cloud Solutions

KEY METRICS

- Software revenues grew +7%
  HyperArc penetration at 33% of TrueBeam installed base
- Unique software customers grew +7%
  ~5,600 software customers

KEY ACCOMPLISHMENT

- Launched Eclipse v16
  with RapidPlan for Proton Therapy



Grow
Emerging Geographies, Businesses and Technologies

KEY ACCOMPLISHMENTS

- CTSI awarded a $15 million 5-year contract with Memorial Hermann Health System to provide onsite and remote physics, dosimetry services

Improve Financial, Operational, and Capital Efficiency

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Note: Unless noted otherwise, all 'Orders' reflect Gross Orders, all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens.
[1] Based on company estimates, industry reports and available preliminary data as of period ending in April 2020.

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Varian linac net installed base Installed base growth 8,634 Varian strengthened its global leadership in radiation therapy • Net installed base grew +4% or 342 units, driving +342 future recurring software and services revenues (+4%) • Installed base grew across all three geographies 8,292 Q2 FY19 Q2 FY20 8 Note: Net installed base is representative of total installed base net of replacements in the period.

Key wins Americas EMEA APAC Ascension Health Partners Healthcare Australia – Icon Group Thailand 5 TrueBeam systems with 5 TrueBeam, 1 Edge, and 2 Russia 1 Ethos upgrade 1st Ethos multiple upgrades Ethos system Pharma Standard 12 TrueBeam, 22 Halcyon and 1 VitalBeam Lapino Clinical Hospital 1 TrueBeam and 1 Halcyon HCA Inc Japan 5 TrueBeam and 1 Edge 2 VitalBeam system United Kingdom – Leeds NHS 15 TrueBeam and 5 Milton Hershey Medical Sutter Health China Singapore 1 Halcyon and 3 TrueBeam 2 TrueBeam and 1 Edge Halcyon 1 Edge and 2 VitalBeam VARIAN CONFIDENTIAL – INTERNAL USE ONLY 2 VitalBeam and 1 Halcyon machines with software system

Total Company Performance

Total company results (GAAP)

Key P&L financial metrics

VARIAN

$M	Q2 FY20	Y/Y	TTM	Y/Y
Gross Orders	$846	10%	$3,741	12%
Revenues	$794	2%	$3,328	10%
Product	$407	(5%)	$1,782	9%
Services	$387	11%	$1,546	11%
Gross Margin	$337	6%	$1,440	12%
% of Revenues	42.5%	160 bps	43.3%	80 bps
R&D	$71	19%	$265	11%
% of Revenues	8.9%	130 bps	8.0%	10 bps
SG&A	$211	42%	$845	40%
% of Revenues	26.6%	750 bps	25.4%	550 bps
Operating Earnings	$55	(50%)	$330	(26%)
% of Revenues	6.9%	(720 bps)	9.9%	(480 bps)
Diluted EPS ($)[1]	$0.47	(51%)	$2.53	(39%)
Installed Base (Linac)	8,634	4%		

Note: Unless noted otherwise, all 'Orders' reflect Gross Orders, all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens.

(1) TTM EPS is defined as the sum of last four quarters' reported EPS.

- Orders and revenues growth reflects the spread of COVID-19 across the globe
- Revenues driven by strong growth in software and services
- Gross Margin rate up in the quarter driven by portfolio mix and the benefits from tariff exclusions and acquisitions, partially offset by factory costs
- R&D spend in the quarter driven by investments in strategic initiatives and key programs, including software and FLASH
- SG&A growth in the quarter driven by acquisitions; including the investment in building sales and operating infrastructure
  - Includes a $41 million impairment of the loan receivable from CPTC and includes a benefit of $9 million from reversal of acquisition-related earnouts
- Reconciliation between GAAP and non-GAAP financials can be found in our appendix

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Total company results (non-GAAP)

Key P&L financial metrics

VARIAN

$M	Q2 FY20	Y/Y	TTM	Y/Y
Gross Orders	$846	10%	$3,741	12%
Revenues	$794	2%	$3,328	10%
Product	$407	(5%)	$1,782	9%
Services	$387	11%	$1,546	11%
Gross Margin[1]	$339	6%	$1,460	13%
% of Revenues	42.7%	150 bps	43.9%	110 bps
R&D	$71	19%	$265	11%
% of Revenues	8.9%	130 bps	8.0%	10 bps
SG&A[2]	$166	16%	$653	17%
% of Revenues	20.8%	250 bps	19.6%	120 bps
Operating Earnings	$103	(14%)	$541	9%
% of Revenues	12.9%	(230 bps)	16.3%	(20 bps)
Diluted EPS ($)[3]	$0.85	(19%)	$4.54	5%
Installed Base (Linac)	8,634	4%		

Note: Unless noted otherwise, all 'Orders' reflect Gross Orders, all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens.

(1) Excludes the portion of amortization of intangible assets and inventory step-up recorded in cost of revenues. Refer to the non-GAAP reconciliation in the appendix.

(2) Excludes amortization of intangible assets, acquisition and integration-related expenses or benefits., impairment charges, litigation charge and legal costs, and other. Refer to the non-GAAP reconciliation in the appendix.

(3) TTM EPS is defined as the sum of last four quarters' reported EPS.

- Orders and revenues growth reflects the spread of COVID-19 across the globe
- Revenues driven by strong growth in software and services; Organic revenues down 1%
- Gross Margin rate up in the quarter driven by portfolio mix and the benefits from tariff exclusions and acquisitions, partially offset by factory costs
- R&D spend in the quarter driven by investments in strategic initiatives and key programs, including software and FLASH
- SG&A growth in the quarter driven by acquisitions; including the investment in building sales and operating infrastructure
- Non-GAAP EPS down 19% in the quarter

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Strong financial position Key balance sheet and cash flow metrics Strong balance sheet with total accessible Cash & Cash Equivalents ($M) Cash Flow from Operations ($M) liquidity of $1.3 billion +22% Y/Y +$35M Y/Y $800 $200 $150 $700 • Cash & Cash equivalents of $668 million $100 $600 $50 • $661 million of availability under the $1.2 billion $500 credit facility, which matures in 2024 $0 $400 -$50 • Significant room under leverage ratio covenant of Q2 Q3 Q4 Q1 Q2 Q2 Q3 Q4 Q1 Q2 the credit facility1 FY19 FY19 FY19 FY20 FY20 FY19 FY19 FY19 FY20 FY20 Total Debt of $521 million driven by acquisitions over 1 Total Debt ($M) Leverage Ratio ($M) the last 12 months +$521M Y/Y $600 3.0x Cash Flow from Operations of $22 million, up $35 $500 million driven by working capital usage and timing of $400 2.0x certain tax payments $300 $200 1.0x $100 $- 0.0x Q2 Q3 Q4 Q1 Q2 Q2 Q3 Q4 Q1 Q2 FY19 FY19 FY19 FY20 FY20 FY19 FY19 FY19 FY20 FY20 13 (1) \Leverage ratio as defined in the amended Credit Agreement, dated November 1, 2019.

Revenue visibility drivers Services revenue mix & product backlog 100% $3,500 • Services revenues (e.g. recurring-like revenues, $3,000 hardware services and software service agreements) increasing as percent of total revenues stream $2,500 • Oncology orders and backlog remains a relevant leading indicator for future hardware, software and $2,000 subsequent services revenues 50% $1,500 $1,000 $500 0% $- FY05 FY10 FY15 FY20 FY05 FY10 FY15 FY20 YTD YTD Product % of Total Revenues Oncology Systems Backlog ($M) Service % of Total Revenues 14 Note: Excludes Varex; ASC 605 to 606 restated from FY16 forward; Services includes revenues from Proton, CTSI, and Interventional

Capital allocation priorities

Evaluating investment opportunities with discipline necessary in this environment

Long-term value creation strategy that includes balancing growth, profitability and liquidity

Maintain Financial Flexibility	• Maintain financial flexibility to navigate through economic environment and extend leadership in oncology • Taking proactive and precautionary cost management actions
Organic R&D and Capital Investments	• Prioritization of key R&D and productivity programs • Innovations in radiation therapy, FLASH technology and software capabilities
Inorganic Mergers & Acquisitions	• Investing to build out sales and distribution capacity to drive growth in Interventional Solutions • Investing in the build out of tech-enabled services from CTSI that will drive mature market productivity and emerging market adoption

Returning cash to shareholders over time

Share Repurchase	• Used $40 million to repurchase ~315,000 shares in Q2; paused future buyback to preserve liquidity • As of the end of the quarter, 1.6M shares remaining under our existing repurchase authorization

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Segment Performance

Oncology Systems segment (GAAP) Key financial metrics VARIAN • Gross Orders and Revenues growth reflects the $M Q2 FY20 Y/Y TTM Y/Y progression of COVID-19 across the globe Gross Orders $773 1% $3,462 5% Revenues $761 2% $3,155 10% • Gross Orders in the quarter grew 1% in dollars and 5% over the trailing twelve months Product $381 (5%) $1,636 9% Services $380 10% $1,519 11% • Revenues growth driven by strong performance in Gross Margin $329 2% $1,399 10% software and services % of Revenues 43.2% - 44.3% 20 bps − Service Revenues benefit from growing installed base and long-term contracts Operating Earnings1 $111 (16%) $547 4% % of Revenues 14.6% (310 bps) 17.3% (100 bps) • Gross Margin rate flat in the quarter driven by tariff Installed Base (Linac) 8,634 4% benefit offset by product/geographic mix and factory costs Note: Unless noted otherwise, all ‘Orders’ reflect Gross Orders and all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens. (1) Operating earnings includes an allocation of corporate costs based on relative revenues between the operating segments. The allocated corporate costs excludes certain transactions or adjustments that are considered non-operational in nature, such as acquisition and integration-related expenses or benefits, impairment charges, significant litigation charges or benefits and legal costs. 17

Oncology Systems gross orders by geography APAC AMERICAS -5% Q2 Y/Y -3% Q2 Y/Y1 (-5% cc) (-3% cc) -2% TTM Y/Y +4% TTM Y/Y1 (-1% cc) (+4% cc) (1) In North America, Q2 orders growth of -1% and TTM orders growth of +3% EMEA +11% Q2 Y/Y (+13% cc) +9% TTM Y/Y 18 (+12% cc)

Proton Solutions segment (GAAP)

Key financial metrics

VARIAN

$M	Q2 FY20	Y/Y	TTM	Y/Y
Gross Orders	$61	1,206%	$229	1,076%
Revenues	$22	(32%)	$123	(23%)
Product	$15	(48%)	$96	(33%)
Services	$8	61%	$27	70%
Gross Margin	($0)	91%	$15	(21%)
% of Revenues	(1.8%)	1,130 bps	12.3%	20 bps
Operating Earnings[1]	($14)	28%	($97)	(104%)
% of Revenues	(64.5%)	(350 bps)	(79.2%)	(4,920 bps)

Note: Unless noted otherwise, all 'Orders' reflect Gross Orders and all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens.

(1) Operating earnings includes an allocation of corporate costs based on relative revenues between the operating segments. The allocated corporate costs excludes certain transactions or adjustments that are considered non-operational in nature, such as acquisition and integration-related expenses or benefits, impairment charges, significant litigation charges or benefits and legal costs.

- Gross Orders and Revenues growth reflects the progression of COVID-19 across the globe
- Awarded 2 Orders in the APAC region
- Product Revenues driven by a slower order run-rate in prior years, partially offset by continued growth in service revenues
- Services Revenues driven by incremental rooms coming off warranty
- Operating Earnings benefited from higher service revenues
- Completed clinical handovers for 1 room representing an important future recurring revenue stream

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ProBeam proton therapy system sites 26 78 ProBeam Total Sites Rooms 12 39 Operational Operational Operational Centers Centers Under Development Sites Rooms1 (1) Number of Operational Rooms may not sum up to the total number on the map due to some sites having rooms which are under development. 20

Other segment (GAAP) Key financial metrics VARIAN • Gross Orders and Revenues growth reflects the $M Q2 FY20 Y/Y TTM Y/Y progression of COVID-19 across the globe Gross Orders $12 n/a $50 n/a Revenues $12 n/a $50 n/a • Revenues from Interventional Oncology business represent sales for cryoablation, embolic Product $12 n/a $50 n/a microspheres, and microwave ablation portfolio Services $0 n/a $0 n/a Gross Margin $9 n/a $26 n/a % of Revenues 77.6% n/a 52.0% n/a Operating Earnings1 ($2) n/a ($25) n/a % of Revenues (20.0%) n/a (50.6%) n/a Note: Unless noted otherwise, all ‘Orders’ reflect Gross Orders and all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens. (1) Operating earnings includes an allocation of corporate costs based on relative revenues between the operating segments. The allocated corporate costs excludes certain transactions or adjustments that are considered non-operational in nature, such as acquisition and integration-related expenses or benefits, impairment charges, significant litigation charges or benefits and legal costs. 21

In summary, we are… Global leader in radiation therapy Growing our net installed base driving future recurring …Driving software and services revenues toward our vision Expanding into high growth, high margin businesses of a world without fear of cancer Winning in emerging markets with our strong value-based portfolio FOR INVESTOR USE ONLY 22

Appendix

Machine Utilization Trends CHINA New Year Lockdown • Cancer treatment is not considered an elective 100% 106% procedure • Volume impact from COVID-19 has varied by geography • In China, RT is an in patient procedure and thus saw a decline more dramatic than U.S. UNITED STATES − As the outbreak was contained, China average volumes have returned to pre-COVID-19 levels New Year Shelter-in-Place 100% 92% Note: Based on internal sources, as of week of April 20, 2020 24

Non-GAAP disclosure Discussion of Non-GAAP Financial Measures This presentation includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: organic revenue growth, non-GAAP operating earnings, non-GAAP net earnings and non-GAAP net earnings per diluted share. We define organic revenue growth as revenue growth less the impact of revenue growth from our CTSI and Interventional Solutions business and adjusted for the impact of foreign exchange. We define non-GAAP operating earnings as operating earnings excluding amortization of intangible assets, amortization of inventory step-up, acquisition and integration-related expenses or benefits and in-process research and development, impairment charges, significant litigation charges or benefits and legal costs. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non- GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operations of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items, except for gain and losses on equity investments, and significant non-recurring tax expense or benefit, which are only excluded from non-GAAP net earnings: Amortization of intangible assets and amortization of inventory step-up: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets, the step-up of inventory values, and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets and amortization of inventory step-up allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies. Acquisition and integration-related expenses and in-process research and development: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, hedging gains and losses, changes in the fair value of contingent consideration liabilities, gains or expenses on settlement of pre-existing relationships, integration costs, breakup fees, write-off of in-process research and development, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operations of our on-going business. Impairment charges: We incur impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results. Gains and losses on equity investments: We may incur gains and losses from the sale of our equity investments in privately-held companies. We do not trade equity investments, and we do not plan on these investments for the funding of ongoing operations. We exclude such gains and losses because we do not believe they are reflective of our core business. Significant non-recurring tax expense or benefit: We may incur a significant tax expense or benefit as a result of tax legislation and/or a change in judgment about the need for a valuation allowance that are generally unrelated to the level of business activity in the period in which these tax effects are reported. We exclude such expenses or benefits from our non-GAAP net earnings because we believe they do not accurately reflect the underlying performance of our continuing business operations. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment. 25

Organic revenue growth reconciliation $M 2Q FY19 2Q FY20 Percent Change Impact from Impact from Organic Growth Acquisitions Foreign Exchange Total Revenues $779.4 $794.5 2% (4)% 1% (1) % $M 1Q FY19 1Q FY20 Percent Change Impact from Impact from Organic Growth Acquisitions Foreign Exchange Total Revenues $741.0 $828.9 12% (5)% 1% 8% 26

GAAP to non-GAAP reconciliation

THE FOLLOWING TABLE RECONCILES GAAP AND NON-GAAP FINANCIAL MEASURES

Dollars and shares in millions, except per share amounts	2Q FY19	3Q FY19	4Q FY19	1Q FY20	2Q FY20
Non-GAAP adjustments					
Amortization of intangible assets and inventory step-up (1)	$6.1	$6.8	$20.0	$9.8	$9.1
Acquisition-related expenses (benefits) and in-process R&D (2)	2.2	31.2	27.0	12.7	(4.5)
Impairment charges (3)	—	50.6	—	—	40.5
Litigation charge and legal costs	0.8	1.0	1.2	2.1	2.7
Other	—	0.8	0.2	—	—
Total non-GAAP adjustments to operating earnings	9.1	90.4	48.4	24.6	47.8
(Gains) losses on equity investments	0.2	(2.0)	—	(1.4)	—
Tax effects of non-GAAP adjustments	(1.7)	(2.5)	(6.2)	(3.2)	(13.4)
Significant effects of tax legislation (4)	—	5.5	(1.5)	(1.6)	—
Total net earnings impact from non-GAAP adjustments	$7.6	$91.4	$40.7	$18.4	$34.4
Operating earnings reconciliation					
GAAP operating earnings	$109.8	$53.9	$110.8	$110.0	$54.9
Total operating earnings impact from non-GAAP adjustments	9.1	90.4	48.4	24.6	47.8
Non-GAAP operating earnings	$118.9	$144.3	$159.2	$134.6	$102.7
Net earnings and net earnings per diluted share reconciliation					
GAAP net earnings from attributable to Varian	$88.6	$29.4	$70.7	$88.2	$43.2
Total net earnings impact from non-GAAP adjustments	7.6	91.4	40.7	18.4	34.4
Non-GAAP net earnings attributable to Varian	$96.2	$120.8	$111.4	$106.6	$77.6
GAAP net earnings per share - diluted	$0.96	$0.32	$0.77	$0.96	$0.47
Non-GAAP net earnings per share - diluted	$1.05	$1.32	$1.21	$1.16	$0.85
Shares used in computing GAAP and non-GAAP net earnings per diluted share	91.9	91.8	91.7	91.7	91.4

1. Includes $2.9 million, $3.2 million, $12.3 million, $2.2 million and $2.0 million, respectively in cost of revenues for the periods presented.
2. Includes a $20.8 million charge associated with the write-off of in-process research and development acquired in the CyberHeart acquisition in the third quarter of fiscal year 2019. Includes an $18.6 million change in the fair value of contingent consideration in the fourth quarter of fiscal year 2019. Includes an $8.8 million change in the fair value of contingent consideration in the first quarter of fiscal year 2020. Includes the release of $8.9 million in contingent consideration earnout liabilities in the second quarter of fiscal year 2020.
3. Includes a $50.5 million goodwill impairment charge related to our Proton Solutions business in the third quarter of 2019. Includes a $40.5 million impairment of loans receivable from CPTC in the second quarter of fiscal year 2020.
4. Represents the tax effect of a change in law related to the U.S. Tax Cuts and Jobs Act.

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Total revenues by sales classification $M 2Q FY19 3Q FY19 4Q FY19 1Q FY20 2Q FY20 Product revenues $430.5 $461.3 $492.1 $421.0 $407.3 Y/Y 9% 26% 10% 5% (5)% Service revenues $348.9 $364.5 $386.8 $407.9 $387.2 Y/Y 4% 6% 9% 20% 11 % Total revenues $779.4 $825.8 $878.9 $828.9 $794.5 Y/Y 7% 16% 10% 12% 2 % Y/Y – CC 10% 19% 11% 13% 3 % Product revenues as a percentage of total revenues 55% 56% 56% 51% 51 % Service revenues as a percentage of total revenues 45% 44% 44% 49% 49 % CC – Constant currency 28

Total revenues by product type $M 2Q FY19 3Q FY19 4Q FY19 1Q FY20 2Q FY20 2Q Y/Y Hardware $367.0 $387.9 $430.2 $359.0 $340.9 (7)% Oncology Systems $339.1 $361.7 $379.2 $320.0 $316.1 (7)% Proton Solutions $27.9 $24.2 $33.6 $20.1 $13.1 (53)% Other — $2.0 $17.4 $18.9 $11.7 n/a Software1 $144.2 $155.7 $145.9 $148.8 $154.7 7 % Oncology Systems $144.2 $154.4 $144.2 $148.8 $153.2 6 % Proton Solutions — $1.3 $1.7 $0.0 $1.5 n/a Service $268.2 $282.2 $302.8 $321.1 $298.9 11 % Oncology Systems $263.5 $276.8 $296.2 $313.6 $291.2 11 % Proton Solutions $4.7 $5.4 $6.6 $7.5 $7.7 61 % Total revenues $779.4 $825.8 $878.9 $828.9 $794.5 2 % Y/Y - CC 3 % Hardware as a percentage of total revenues 47% 47% 49% 43% 43 % Software as a percentage of total revenues 19% 19% 17% 18% 19 % Service as a percentage of total revenues 34% 34% 34% 39% 38% (1) Includes software support agreements that are recorded in revenues from service, and software licenses that are recorded in revenues from product, in the Condensed Consolidated Statements of Earnings. CC – Constant currency 29

Total revenues by region $M 2Q FY19 3Q FY19 4QFY19 1Q FY20 2Q FY20 Americas revenues $371.3 $401.2 $404.5 $402.2 $387.9 Y/Y 9% 17% 2% 15% 4 % Y/Y – CC 10% 17% 2% 15% 5 % EMEA revenues $261.5 $271.3 $289.6 $272.9 $250.9 Y/Y 3% 18% 9% 9% (4)% Y/Y – CC 10% 24% 12% 11% (2)% APAC revenues $146.6 $153.3 $184.8 $153.8 $155.7 Y/Y 8% 12% 34% 10% 6 % Y/Y – CC 11% 15% 34% 10% 7 % Total revenues $779.4 $825.8 $878.9 $828.9 $794.5 Y/Y 7% 16% 10% 12% 2 % Y/Y – CC 10% 19% 11% 13% 3 % CC – Constant currency 30

Total Oncology Systems revenues by sales classification $M 2Q FY19 3Q FY19 4Q FY19 1Q FY20 2Q FY20 Product revenues $402.6 $433.8 $439.4 $382.0 $381.0 Y/Y 11% 33% 9% 4% (5)% Y/Y – CC 14% 36% 10% 5% (4)% Service revenues $344.2 $359.1 $380.2 $400.4 $379.5 Y/Y 3% 6% 8% 19% 10 % Y/Y – CC 6% 8% 8% 20% 11 % Total revenues $746.8 $792.9 $819.6 $782.4 $760.5 Y/Y 7% 19% 8% 11% 2 % Y/Y – CC 10% 22% 9% 12% 3 % Product as a percentage of total Oncology Systems revenues 54% 55% 54% 49% 50 % Service as a percentage of total Oncology Systems revenues 46% 45% 46% 51% 50 % Oncology Systems revenues as a percentage of total revenues 96% 96% 93% 95% 96 % CC – Constant currency 31

Total Oncology Systems revenues by region $M 2Q FY19 3Q FY19 4Q FY19 1Q FY20 2Q FY20 Americas revenues $357.1 $385.6 $377.8 $378.9 $369.7 Y/Y 11% 19% 2% 15% 4 % Y/Y – CC 12% 20% 2% 15% 4 % EMEA revenues $245.3 $256.4 $264.7 $259.8 $240.9 Y/Y 2% 23% 6% 11% (2)% Y/Y – CC 9% 30% 9% 13% — % APAC revenues $144.4 $150.9 $177.1 $143.7 $149.9 Y/Y 7% 11% 30% 5% 4 % Y/Y – CC 9% 14% 30% 4% 5 % Total revenues $746.8 $792.9 $819.6 $782.4 $760.5 Y/Y 7% 19% 8% 11% 2 % Y/Y – CC 10% 22% 9% 12% 3 % CC – Constant currency 32

Total Proton Solutions revenues by sales classification $M 2Q FY19 3Q FY19 4Q FY19 1Q FY20 2Q FY20 Product revenues $27.9 $25.5 $35.3 $20.1 $14.6 Y/Y (7)% (33)% (19)% (40)% (48)% Service revenues $4.7 $5.4 $6.6 $7.5 $7.7 Y/Y 151% 44% 157% 54% 61 % Total revenues $32.6 $30.9 $41.9 $27.6 $22.3 Y/Y 2% (26)% (9)% (28)% (32)% Proton Solutions revenues as a percentage of total revenues 4% 4% 7% 3% 3% 33

Oncology Systems gross orders by region $M 2Q FY19 3Q FY19 4Q FY19 1Q FY20 2Q FY20 Americas orders $366.1 $357.4 $559.0 $359.5 $355.4 Y/Y 7% (1)% 11% 7% (3)% Y/Y – CC 8% (1)% 11% 7% (3)% EMEA orders $233.3 $281.1 $395.9 $236.7 $259.3 Y/Y 17% 8% 10% 8% 11 % Y/Y – CC 25% 13% 12% 11% 13 % APAC orders $166.8 $139.8 $181.7 $177.6 $158.7 Y/Y 35% (1)% (9)% 9% (5)% Y/Y – CC 38% 1% (9)% 9% (5)% Total orders $766.2 $778.3 $1,136.6 $773.8 $773.4 Y/Y 15% 2% 7% 8% 1 % Y/Y – CC 18% 4% 7% 9% 2 % CC – Constant currency 34

Condensed consolidated statements of cash flows

$M	2Q FY19	3Q FY19	4Q FY19	1Q FY20	2Q FY20
Net cash provided by (used in) Operating Activities	$(13.4)	$126.5	$117.8	$112.6	$21.9
Net earnings	88.4	29.5	70.4	88.9	43.1
Share-based compensation expense	12.5	12.2	12.7	14.9	11.3
Depreciation	13.0	12.9	15.1	15.0	14.9
Amortization of intangible assets and inventory step-up	6.7	7.3	20.5	10.2	9.5
Changes in assets and liabilities, net	(142.2)	(7.7)	(30.1)	(26.5)	(79.8)
Other, net	8.2	72.3	29.2	10.1	22.9
Net cash used in investing activities	$(21.5)	$(489.1)	$(108.0)	$(15.1)	$(21.1)
Purchases of property, plant and equipment	(11.2)	(18.5)	(14.3)	(22.6)	(14.4)
Acquisitions, net of cash acquired	—	(460.6)	(90.6)	(1.7)	(6.7)
Other, net	(10.3)	(10.0)	(3.1)	9.2	—
Net cash (used in) provided by financing activities	$(39.7)	$350.9	$(14.8)	$103.4	$(59.9)
Repurchases of common stock	(50.8)	(48.6)	(32.5)	(43.8)	(42.4)
Common stock to employees	16.6	17.1	7.7	19.7	12.4
Borrowings on credit facility, net	—	400.0	10.0	132.0	(22.0)
Other, net	(5.5)	(17.6)	—	(4.5)	(7.9)
Effects of exchange rate changes on cash	$4.8	$(4.3)	$6.2	$(2.8)	$5.9
Net increase (decrease) in cash, cash equivalents, and restricted cash	$(69.8)	$(16.0)	$1.2	$198.1	$(53.2)
Cash, cash equivalents, and restricted cash at beginning of period	$628.7	$558.9	$542.9	$544.1	$742.2
Cash, cash equivalents, and restricted cash at end of period	$558.9	$542.9	$544.1	$742.2	$689.0

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Our promise People powering victories Imagine a world without fear of cancer. We do, every day. We innovate new technologies for treating cancer and for connecting clinical teams to advance patient outcomes. Through ingenuity we inspire new victories and empower people in the fight against cancer. We are Varian. 36